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                                    EXHIBIT 1


                               Page 15 of 34 Pages

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                                                                       Exhibit 1


                                    AGREEMENT


                  The undersigned hereby agree that this statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of AXSYS Technologies, Inc. is filed jointly, on behalf of each of them.


Dated:   December 18, 1997

                                          /s/ John W. Gildea
                                          ------------------------------------
                                                    John W. Gildea


                                          NETWORK FUND III, LTD.

                                          By:      GILDEA MANAGEMENT COMPANY,
                                                   Investment Advisor


                                                   By:  /s/ John W. Gildea
                                                        ----------------------
                                                        Name: John W. Gildea
                                                        Title: President


                                          NETWORK IV LLC

                                          By:      GILDEA MANAGEMENT COMPANY,
                                                   Investment Advisor


                                                   By:  /s/ John W. Gildea
                                                        ----------------------
                                                        Name: John W. Gildea
                                                        Title: President


                               Page 16 of 34 Pages